Exhibit 99.2

News For Immediate Release

Memorial Production Partners LP Announces Closing of Public Offering of Common Units

HOUSTON, TEXAS, December 12, 2012—Memorial Production Partners LP (NASDAQ: MEMP) announced the closing of its previously announced public offering of 10,500,000 common units representing limited partner interests in MEMP at a price to the public of $17.00 per unit. An additional 1,575,000 units could be sold to the underwriters pursuant to their 30-day option to purchase additional units.

MEMP intends to use the net proceeds from the offering, including its general partner’s proportionate capital contribution and after deducting underwriting discounts but before offering expenses, of approximately $171.5 million, and any additional net proceeds from the exercise of the underwriters’ option, to fund a portion of the purchase price for MEMP’s recently announced acquisition of oil and natural gas properties.

Raymond James, Citigroup, BofA Merrill Lynch, Barclays, RBC Capital Markets and Wells Fargo Securities acted as joint book-running managers for the offering. Oppenheimer & Co., Sanders Morris Harris and Wunderlich Securities acted as co-managers for the offering.

This offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from the offices of:

Raymond James

Attention Raymond James & Associates

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, FL 33716

Telephone: (800) 248-8863

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: BATProspectusdept@citi.com

Telephone: (800) 831-9146

BofA Merrill Lynch

Attention: Prospectus Department

222 Broadway

New York, NY 10038

Email: dg.prospectus_requests@baml.com

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: Barclaysprospectus@broadridge.com

Toll Free: (888) 603-5847

RBC Capital Markets

Attention: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

Telephone: (877) 822-4089

Wells Fargo Securities

Attention: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). The registration statement is available on the SEC’s web site at http://www.sec.gov under the registrant’s name, “Memorial Production Partners LP.” This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Memorial Production Partners LP is a Delaware limited partnership that was formed to own and acquire oil and natural gas properties in North America. MEMP’s properties are located in South Texas and East Texas/North Louisiana and consist of mature, legacy oil and natural gas reservoirs. MEMP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read MEMP’s filings with the SEC, which are available on MEMP’s Investor Relations website at http://investor.memorialpp.com/sec.cfm or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Contact

Memorial Production Partners LP

Ronnetta Eaton – Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com